                                                                      EXHIBIT 11

                                  COMPUSA INC.

                                 COMPUTATION OF
                  INCOME PER COMMON AND COMMON EQUIVALENT SHARE
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                THIRTEEN WEEKS ENDED                 TWENTY-SIX WEEKS ENDED
                                       -------------------------------------- --------------------------------------
                                           DECEMBER 26,        DECEMBER 27,       DECEMBER 26,        DECEMBER 27,
                                              1998                1997               1998                 1997
                                       -----------------   ------------------ ------------------ -------------------
Common shares issued at beginning of
   period............................           93,898             91,853             93,373              91,447
Weighted average number of common
   shares issued during the period...               17                180                459                 399

Weighted treasury shares during the
   period............................           (2,507)              (628)            (2,507)               (314)
                                       -----------------   ------------------ ------------------ -------------------

Weighted average common shares.......           91,408             91,405             91,325              91,532
Incremental shares related to
   assumed exercise of stock options.            1,426              4,103              1,613               3,979
                                       -----------------   ------------------ ------------------ -------------------

Weighted average common shares
   assuming dilution.................           92,834             95,508             92,938              95,511
                                       =================   ================== ================== ===================

Net income...........................    $      15,571       $     34,067       $     23,711        $     57,526

Basic earnings per share.............    $        0.17       $       0.37       $       0.26        $       0.63
Diluted earnings per share...........    $        0.17       $       0.36       $       0.26        $       0.60

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